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                                                                    EXHIBIT 99.1

                                 PRESS RELEASE

FOR FURTHER INFORMATION:

AT THE COMPANY:
David W. Mulligan
President and Chief Operating Officer
(312) 644-1800

FOR IMMEDIATE RELEASE


                         FIRST COMMONWEALTH COMPLETES
                  CHAMPION DENTAL SERVICES, INC. ACQUISITION

CHICAGO, JANUARY 2, 1997 -- FIRST COMMONWEALTH, INC. (Nasdaq Stock Market:
FCWI), a managed dental benefits company, announced today that it has completed its acquisition of Champion Dental Services, Inc., a St. Louis, Missouri based prepaid dental plan from Group Health Plan, Inc., a major St. Louis based medical HMO.

"Our Champion acquisition positions First Commonwealth to be a major player in the St. Louis managed dental care market and completes our 1996 strategy of expanding into contiguous major Midwest markets," said Christopher C. Multhauf, First Commonwealth's Chairman and Chief Executive Officer. "We now have managed dental care operations in the major Midwest markets of Chicago, Milwaukee, Detroit, Indianapolis, and St. Louis, areas with a population of over 18 million people. We intend to continue to expand our provider networks in all markets and aggressively sell our full range of dental benefits products."

     First Commonwealth, Inc. is a regionally focused managed dental benefits company which now serves over 480,000 members through its managed care, indemnity/PPO and fee income products. First Commonwealth, Inc. shares trade on the Nasdaq National Market under the symbol FCWI.


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